Exhibit 5.1

October 25, 2004

Build-A-Bear Workshop, Inc.
1954 Innerbelt Business Center Drive
St. Louis, Missouri 63114

Re:	Build-A-Bear Workshop, Inc. Initial Public Offering

Ladies and Gentlemen:

We have acted as special counsel to Build-A-Bear Workshop, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Commission No. 333-118142, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the registration of up to 7,820,000 shares (including up to 1,020,000 shares subject to the underwriters’ over-allotment option) (the “Shares”) of common stock of the Company, par value $0.01 per share. All capitalized terms which are defined in the Underwriting Agreement shall otherwise have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

(1)	the Registration Statement; and

(2)	the form of Underwriting Agreement among the Company, and the representatives of the underwriters named therein (collectively, the “Representatives”), which is attached to the Registration Statement as Exhibit 1.1 (the “Underwriting Agreement”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation dated August 10, 2004 attached as Exhibit 3.1 to the Registration Statement (the “Certificate”), and the Bylaws attached as Exhibit 3.2 to the Registration Statement (the “Bylaws”), as currently in effect. In addition, we have also examined originals or copies, certified or otherwise

Build-A-Bear Workshop, Inc.
October 12, 2004

identified to our satisfaction, of the Form of Third Amended and Restated Certificate of Incorporation attached as Exhibit 3.3 to the Registration Statement (the “Restated Certificate”), and the form of Amended and Restated Bylaws, attached as Exhibit 3.4 to the Registration Statement (the “Restated Bylaws”), each of which has been approved by the Company’s stockholders and will be in effect upon consummation of the offering, and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records, and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

In addition, in our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the issuance and sale of the Shares.

In connection herewith, we have assumed that, other than with respect to the Company, at such times as the Shares are issued, all of the documents referred to in this opinion will have been duly authorized by, duly executed, delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, assuming the due execution and delivery of the Underwriting Agreement by the Company and the Underwriters named therein, upon issuance, delivery and payment therefor in the manner contemplated by the Underwriting Agreement and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware.

This opinion letter is being delivered by us in connection with the filing of the Registration Statement with the Securities and Exchange Commission. We do not give any opinion except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Build-A-Bear Workshop, Inc.
October 12, 2004

We desire you to know that certain partners of our Firm own interests in investment funds that own shares of our preferred stock.

* * * * *

Very truly yours,

/s/ Bryan Cave LLP